Exhibit 10.5

This Exhibit contains confidential information which has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential information on pages 1 and 3 has been replaced with an asterisk.

                                                                EXECUTION COPY








                   NON-DISCLOSURE AND NON-COMPETE AGREEMENT

                   NON-DISCLOSURE AND NON-COMPETE AGREEMENT

         This AGREEMENT (this "Agreement"), is made as of October 7, 2002 (the "Effective Date"), by and between MERITAGE CORPORATION, a Maryland corporation ("Meritage"), MTH-HOMES NEVADA, INC., an Arizona corporation (the "Company"), ZENITH NATIONAL INSURANCE CORP., a Delaware corporation ("Zenith"), and PERMA-BILT, a Nevada corporation ("Seller" and, together with Zenith, "Selling Parties").

                                R E C I T A L S

         Seller is engaged in homebuilding and home sales operations.

         Zenith indirectly owns all of the outstanding shares of capital stock of Seller.

         The Business will be acquired by the Company pursuant to a Master Transaction Agreement, dated as of October 7, 2002 (the "Master Agreement"). Capitalized terms not otherwise defined shall have the meanings ascribed to them in the Master Agreement.

         Selling Parties have intimate knowledge of the business practices of the Business, which, if exploited by Selling Parties in contravention of this Agreement, would seriously, adversely, and irreparably affect the ability of the Company to continue the businesses previously conducted by Seller.

         To induce the Company to enter into the Master Agreement, Selling Parties have agreed to execute this Agreement.

         In consideration of the premises, the mutual promises and covenants of the parties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Selling Parties, intending to be legally bound, agree as follows:

         1. Noncompetition.

            (a) For the period beginning on the Effective Date and ending on the * anniversary thereof (the "Restriction Period"), neither Selling Parties nor any subsidiary, sister entity, or parent will, directly or indirectly, either as a partner or owner or in any other capacity:

                (i) engage in the homebuilding or home sales business within 100 miles of the Las Vegas metropolitan area (a "Competing Business");

                (ii) recruit, hire or discuss employment for a Competing Business with any person who is, or within the six month period preceding the date of such activity was, an employee of the Company or Meritage (other than as a result of a general solicitation for employment); or

                (iii) solicit any customer or supplier of the Company for a Competing Business or otherwise attempt to induce any such customer or supplier to discontinue its relationship with the Company.

            (b) Selling Parties represent to the Company and Meritage, and Selling Parties acknowledge, that:

                (i) they are willing and able to engage in a business that is not a Competing Business;

                (ii) enforcement of the restrictions set forth in this Section 1 would not be unduly burdensome to Selling Parties;

                (iii) the period of time provided for in this Section 1 and the territorial restrictions and other provisions and restrictions set forth herein are reasonable and necessary to protect the Company and its successors and assigns in the use and employment of the goodwill of the business conducted by Perma-Bilt Homes prior to the Effective Date; and

                (iv) damages cannot compensate the Company in the event of a violation of this Section 1, and that if such violation should occur, injunctive relief shall be essential for the protection of the Company and its successors and assigns.

         Accordingly, Selling Parties hereby covenant and agree that, in the event any of the provisions of this Section 1 shall be violated or breached, the Company shall be entitled to obtain injunctive relief against the party or parties violating such covenants, without bond but upon due notice, in addition to such further or other relief as may be available at equity or law. Obtainment of such an injunction by the Company shall not be considered an election of remedies or a waiver of any right to assert any other remedies which the Company has at law or in equity. No waiver of any breach or violation hereof shall be implied from forbearance or failure by the Company to take action thereof. Zenith agrees to pay any and all reasonable costs and expenses, including attorneys' fees, incurred by the Company in enforcing this provision if it is determined that Selling Parties breached this Agreement.

            (c) Selling Parties hereby agree that upon becoming a partner, member, owner or investor of another enterprise or any third-party during the period in which the terms of this Section 1 are in effect, each shall promptly disclose to such new enterprise or third-party the terms of this Section 1, and shall cause such enterprise or third-party to maintain such information in confidence. Selling Parties further agree and authorize the Company to notify others, including customers of the Company and any such future enterprise or third-party to which either Zenith or Seller may become a partner, member, owner or investor, of the terms of this Section 1 and of their obligations hereunder.

            (d) Selling Parties hereby agree that the period of time in which this Section 1 is in effect shall be extended for a period equal to the duration of any breach of this Section 1(a) by Selling Parties.

            (e) Nothing contained in this Agreement shall prohibit Selling Parties or their affiliates or associates, any of their directors, officers or employees, or any of their representatives from investing in stocks, bonds, or other securities of any entity that engages in a Competing Business, provided, however, that in the case of capital stock, such securities are listed on a national securities exchange or traded in the over-the-counter market or registered under Section 12(g) of the Securities Exchange Act of 1934, and such investment does not exceed, in the case of any class of the capital stock of any one issuer, three percent of the issued and outstanding voting power at the time of such investment. In addition, nothing contained herein shall prevent any officer or director of the Selling Parties or their affiliates or associates from serving as a director or trustee of any Competing Business.

         2. Protection of Information. Selling Parties recognize and acknowledge that the Company's trade secrets and all other confidential and proprietary information of a business, financial or other nature, including without limitation, proprietary information of the Company, as it exists from time to time (collectively, "Confidential Information"), are valuable and unique assets of the Company and therefore agree that, during the Restriction Period, except as otherwise required by Applicable Laws, or the rules of any exchange on which any securities of Zenith are or will be listed, they will not, and will use their best efforts to ensure that their directors, officers, employees, advisers, agents and consultants do not, disclose any Confidential Information concerning the Company and/or its subsidiaries or affiliates, to any person, firm, corporation, association or other entity, for any reason whatsoever, unless previously authorized in writing to do so by Meritage. It is understood that Confidential Information shall not include any information that is or becomes generally available to the public other than as a result of an unauthorized disclosure by Selling Parties or that is disclosed by Selling Parties in accordance with the terms of a prior written consent of Meritage. For the purpose of enforcing this provision, the Company may resort to any remedy available to it under the law. In the event that any Selling Party is requested pursuant to, or required by, Applicable Laws, regulation or rules of any securities exchange or by legal process to disclose any Confidential Information or any other information concerning the Company, the Selling Parties agree that they shall provide the Company with prompt notice of such request or requirement in order to enable the Company to seek an appropriate protective order or other remedy, to consult with the Selling Parties with respect to the Company taking steps to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of this Section 2. In the event that no such protective order or other remedy is obtained, or that the Company waives compliance with the terms of this Section 2, Selling Parties shall use their reasonable best efforts to disclose only that portion of any Confidential Information which Selling Parties are advised by counsel is legally required and shall exercise all reasonable efforts to ensure that all Confidential Information so disclosed shall be accorded confidential treatment in accordance with this Section 2.

         3. Severability. In the event that a court of competent jurisdiction determines that the Restriction Period is unenforceable, the Restriction Period shall mean *. Additionally, if any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable law, then such provision will be deemed to be modified to the minimum extent necessary to render it legal, valid and enforceable, and if no such modification will render it legal, valid and enforceable, then this Agreement will be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties will be construed and enforced accordingly.

         4. Waiver. The waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach.

         5. Injunctive Relief. Selling Parties acknowledge and agree that Meritage and the Company would be irreparably harmed by any violation of Selling Parties' obligations under Sections 1 and 2 hereof and that, in addition to all other rights or remedies available at law or in equity, the Company will be entitled to injunctive and other equitable relief to prevent or enjoin any such violation.

         6. Assignment by Company. Nothing in this Agreement shall preclude Zenith, Seller, Meritage or the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation or entity that assumes this Agreement and all obligations and undertakings hereunder. Upon such consolidation, merger or transfer of assets and assumption, the terms "Zenith," "Seller," "Meritage" and "Company," respectively, as used herein shall mean such other corporation or entity, as appropriate, and this Agreement shall continue in full force and effect. For purposes of Sections 1 and 2 hereof, the term "Company" shall mean all joint ventures (50% or more owned by Company), subsidiaries and parent companies of Company (whether corporate, partnership or other form), including the subsidiary that operates the Business as a division of Meritage Corporation.

         7. Entire Agreement. This Agreement embodies the complete agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior written, or prior or contemporaneous oral, understandings or agreements between the parties that may have related in any way to the subject matter hereof. This Agreement may be amended only in writing executed by Meritage and Selling Parties.

         8. Governing Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the internal laws, and not the law of conflicts, of the State of Nevada.

         9. Notice. All notices, consents, and other communications hereunder will be in writing and deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with receipt confirmed), or (c) when received by the addressee, if sent by Express Mail, Federal Express, or other express delivery service (with delivery confirmation), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other):

      If to the Company:               Meritage Corporation
                                       6613 North Scottsdale Road, Suite 200
                                       Scottsdale, Arizona 85250
                                       Phone:  (480) 998-8700
                                       Fax:  (480) 998-9162
                                       Attention: Chief Financial Officer

      With a copy to:                  Snell & Wilmer L.L.P.
                                       One Arizona Center
                                       Phoenix, Arizona 85004-0001
                                       Phone:  (602) 382-6252
                                       Fax:  (602) 382-6070
                                       Attn:  Steven D. Pidgeon, Esq.

      If to Selling Parties:           Zenith National Insurance Corp.
                                       21255 Califa Street
                                       Woodland Hills, California  91367
                                       Phone:  (818) 713-1000
                                       Fax:  (818) 710-1860
                                       Attention: Stanley R. Zax

      With a copy to:                  Skadden, Arps, Slate, Meagher & Flom LLP
                                       300 South Grand Avenue, Suite 3400
                                       Los Angeles, California 90071
                                       Phone:  (213) 687-5000
                                       Fax:  (213) 687-5600
                                       Attn:  Joseph J. Giunta, Esq.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                  MERITAGE CORPORATION,
                                  a Maryland corporation

                                  By:  /s/  Steven J. Hilton
                                       -----------------------------------
                                  Name:    Steven J. Hilton
                                  Title:   Co-Chief Executive Officer

                                  MTH-HOMES NEVADA, INC.,
                                  an Arizona corporation


                                  By:  /s/  Steven J. Hilton
                                       -----------------------------------
                                  Name:    Steven J. Hilton
                                  Title:   Co-Chief Executive Officer


                                  ZENITH NATIONAL INSURANCE CORP.,
                                  a Delaware corporation


                                  By:  /s/ Stanely R. Zax
                                       -----------------------------------
                                  Name:    Stanley R. Zax
                                  Title:   President


                                  PERMA-BILT, a Nevada Corporation


                                  By:  /s/ Daniel Schwartz
                                       -----------------------------------
                                  Name:   Daniel Schwartz
                                  Title:  President and Chief Executive Officer




         [Signature Page to Non-Disclosure and Non-Compete Agreement]